EXHIBIT 10.1

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW, IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT.  ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHERMORE, IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, WITHOUT THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THE SECURITY AND THAT REGISTRATION IS NOT REQUIRED.

HELIX WIND CORP.
a Nevada Corporation

9% CONVERTIBLE DEBENTURE

$100,000	May 10, 2011

Helix Wind, Corp., a Nevada corporation (the “Company”), for value received, hereby promises to pay to Kevin Claudio (the “Holder”), or registered assigns, the principal sum of one hundred thousand dollars ($100,000) plus all accrued but unpaid interest on May 10, 2014 (the “Maturity Date”).  Interest shall be computed on the basis of a 365-day year from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of nine percent (9%) per annum, such interest to be due and payable in full on the Maturity Date.

This 9% Convertible Debenture (this “Debenture”) is issued pursuant to that certain Debenture Purchase Agreement entered into between the Company and the Holder.  A copy of which is incorporated by reference herein.

Prepayment.  This Debenture may be prepaid in whole or in part at any time and from time to time without prepayment charge or penalty provided that the Company first provides Holder with notice of such intent to prepay this Debenture at least thirty (30) days prior to such prepayment so that Holder has an opportunity to convert this Debenture into Common Stock, as provided below. Simultaneously with any prepayment of principal, there must also be paid all interest accrued on the amount of principal so prepaid and all other sums then due hereunder or under any instrument, document or other writing now or hereafter securing or pertaining to this Debenture.

Event of Default. In case one or more of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)           default in the payment of all or any part of the principal or interest of any of this Debenture as and when the same shall become due and payable in accordance with the terms hereof or otherwise and such default continues for 20 business days after written notice from the Holder to the Company; or

(b)           the Company pursuant to or within the meaning of any bankruptcy law (i) commences a voluntary case or proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a custodian, receiver, trustee, assignee, liquidator or similar official of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of her creditors; or

(c)           a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case, (ii) appoints a custodian, receiver, trustee, assignee, liquidator or similar official of The Company or for all or substantially all of the property of the Company, or (iii) orders the liquidation of the Company and such order or decree remains unstayed and in effect for 10 days;

then, in each case where an Event of Default occurs, cumulative of and in addition to all other rights and remedies available to the Holder, the Holder, may, at its option, declare the outstanding principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable (said amount hereinafter referred to as the “Default Amount”).

No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Holder to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Debenture or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

The Company waives presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

Conversion

(1)   Optional Conversion.  At any time or from time to time after the date of issuance of this Debenture (the “Holder”) shall have the right, at the Holder's option, to convert all or any portion of this Debenture (the "Conversion Amount"), into the common stock (the "Common Stock") of  the Corporation.  The number of shares of Common Stock to be issued upon such conversion shall be determined by dividing (i) the Conversion Amount by (ii) the lower of  (1) 100% of the volume-weighted average price of the Common Stock (the "VWAP') for the three (3) trading days with the lowest VWAP during the twenty (20) trading days immediately preceding the date set forth on the Notice of Conversion (defined below), or (2) 50% of the lower of (A) the average VWAP over the five (5) trading days immediately  preceding the date set forth in the Notice of Conversion or (B) the VWAP on the day immediately preceding the date set forth in the Notice of Conversion (the lower of the foregoing (1) and (2), the "Conversion  Price").  The trading data used to compute the VWAP shall be as reported by Bloomberg, LP ("Bloomberg"), or if such information is not then being reported by Bloomberg, then as reported by such other data information source as may be selected by the Lender.

(2)   Conversion  Mechanics. In order to convert this Debenture into Common Stock, the Holder shall give written notice to the Corporation at its principal corporate office (which notice, notwithstanding anything herein to the contrary, may be given via facsimile, email, or other means in the discretion of the Holder) pursuant to the form attached hereto as Exhibit A (the "Notice of Conversion") of the election to convert the same pursuant to this Section. Such Notice of Conversion shall state the Conversion Amount, the number  of shares  of Common  Stock to which Holder is entitled  pursuant to the Notice  of  Conversion   (the "Conversion  Shares"),  and  the  account  in  which  the  shares  of Common Stock are to be deposited  (the "Holder Account"). The Company shall immediately, but in no event later than three (3) days after receipt of a Notice of Conversion (the "Delivery Date"), deliver the Conversion Shares to the Holder Account.  Notwithstanding anything herein to the contrary, all such deliveries of Conversion Shares shall be electronic, via DWAC or DTC. In the event the Borrower fails to deliver the Conversion Shares on or before the Delivery Date, a penalty equal to 1.5% of the Conversion Amount shall be added to the number of shares  per day until such Conversion Shares are delivered.

The conversion shall be deemed to have been made immediately prior to the close of business on the date of the Notice of Conversion, and the person or entity entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(3)   No Fractional Shares. Conversion calculations shall be rounded up to the nearest whole share, and no fractional shares shall be issuable by the Corporation upon conversion of any shares of the Series A Preferred Stock. All shares  issuable  upon  a conversion  of  this Debenture (including  fractions  thereof)  shall  be  aggregated  for  purposes  of  determining  whether  such conversion would result in the issuance of a fractional share.

This Debenture, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder and their respective heirs, successors and assigns.

This Debenture shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada.

IN WITNESS WHEREOF, this Debenture has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

HELIX WIND, CORP.

By:	/s/ James Tilton
Name: James Tilton
Title: Chairman, COO, & President